EXHIBIT 31.1

CERTIFICATIONS

I, Jeffrey Wun, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Maple Tree Kids, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 6, 2017	By:	/s/ Jeffrey Wun
Jeffrey Wun
President, Treasurer and Secretary
(Principal Executive Officer and Principal Financial and Accounting Officer)